Exhibit 21.1
                                                               Jurisdiction of
                                                                Incorporation
                                                               ---------------
First Tier Subsidiaries of Registrant:

Governors Group Advisors, Inc.                                  Delaware
Keystone Financial Bank, N.A.                                   United States
Keystone Financial Unlimited, Inc.                              Pennsylvania
Keystone CDC, Inc.                                              Pennsylvania
Keystone Financial Life Insurance Company                       Arizona
Keystone Financial Mid-Atlantic Funding Corporation             Pennsylvania
Keystone Investment Services, Inc.                              Delaware
Martindale Andres & Company                                     Pennsylvania
MMC&P Retirement Benefit Services, Inc.                         Pennsylvania

Second Tier Subsidiaries of Registrant:

Keystone Financial Mortgage Corporation                         Pennsylvania
Keystone Brokerage, Inc.                                        Pennsylvania
Keystone Financial Mortgage Holding Company, Inc.               Delaware
Keystone Financial Mortgage Real Estate Investment Trust, Inc.  Maryland